UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              -----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 28, 2007


                              GLOBAL WATAIRE, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                 000-31343                          36-4567500
         (Commission File Number)        (IRS Employer Identification No.)


     534 DELAWARE AVENUE, SUITE 412
            BUFFALO, NEW YORK                         14202
      (Principal executive offices)                (Zip Code)

                                 (910) 616-0077
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act

ITEM 8.01. OTHER MATTERS.

     As reported in our last 10-K SB, the Asset Purchase Agreement and Plan of Reorganization executed on July 27, 2006 by Global Wataire, Inc. and its wholly-owned subsidiary, Atlantic Seaboard, Inc. with DigiTar Inc, (the "Parites"), whereby Global would purchase substantial all of the business assets of DigiTar, Inc. has not been consummated. Certain key documents necessary to complete the purchase of DigiTar's assets have not been agreed to by the parties and the parties. have not been able to resolve their disagreements as to the terms of the planned acquisition of DigiTar's business. Consequently, Global Wataire, Inc., its wholly-owned subsidiary, Atlantic Seaboard, Inc. have rescinded the transaction and cancelled the planned acquisition of DigiTar Inc.'s business. Global Wataire, Inc., its wholly-owned subsidiary, Atlantic Seaboard, Inc will seek to recover the monies advanced to DigiTar for working capital in the amount of approximately $50,000.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.
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     EXHIBIT NO.                     IDENTIFICATION OF EXHIBIT
     -----------                     -------------------------


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007.                     GLOBAL WATAIRE, INC.


                                         By /s/

                                         Sydney  A.  Harland


                                         --------------------------------------
                                         Sydney  Harland,
                                         President and Chief Executive Officer


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